EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Security Solutions Group, Inc. (Formerly Corporate Equity Investments, Inc.).. (the “Company”) on Form 10-Q, for the period ended September 30, 2009 as filed with the Securities and Exchange Commission, I, Matt Allen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 4, 2009

   /s/   MATT ALLEN

Name:  Matt Allen

Its:  Chief Executive Officer (Principal Executive & Financial Officer)